File 333183745
Rule 424 b3


AMERICAN DEPOSITARY
SHARES
One 1 American Depositary Share
represents
Four 4 Shares

THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR SHARES OF COMMON
STOCK, OF
MONEX GROUP, INC.
INCORPORATED UNDER THE
LAWS OF JAPAN
       The Bank of New York
Mellon, as depositary hereinafter
called the Depositary, hereby
certifies i that there have been
deposited with the Depositary or its
agent, nominee, custodian, clearing
agency or correspondent, the
securities described above Shares
or evidence of the right to receive
such Shares, ii that at the date
hereof each American Depositary
Share evidenced by this Receipt
represents the amount of Shares
shown above, and that

or registered assigns IS THE
OWNER OF  AMERICAN
DEPOSITARY SHARES
hereby evidenced and called, and
except as otherwise herein expressly
provided, is entitled upon surrender
at the Corporate Trust Office of the
Depositary, New York, New York
of this Receipt duly endorsed for
transfer and upon payment of the
charges as provided on the reverse
of this Receipt and in compliance
with applicable laws or
governmental regulations, at Owners
option 1 to delivery at the office of
the agent, nominee, custodian,
clearing agency or correspondent of
the Depositary, to a person
specified by Owner, of the amount
of Deposited Securities represented
hereby or evidence of the right to
receive the same or 2 to have such
Deposited Securities forwarded at
his cost and risk to him at the
Corporate Trust Office of the
Depositary.  The words Deposited
Securities wherever used in this
Receipt shall mean the Shares
deposited under the agreement
created by the Receipts as
hereinafter defined including such
evidence of the right to receive the
same, and any and all other
securities, cash and other property
held by the Depositary in place
thereof or in addition thereto as
provided herein.  The word Owner
wherever used in this Receipt shall
mean the name in which this
Receipt is registered upon the books
of the Depositary from time to time.
The Depositarys Corporate Trust
Office is located at a different
address than its principal executive
office. Its Corporate Trust Office is
located at 101 Barclay Street, New
York, New York 10286, and its
principal executive office is located
at One Wall Street, New York, New
York 10286.
1.	RECEIPTS.
	This American
Depositary Receipt this Receipt is
one of a continuing issue of
American Depositary Receipts
collectively, the Receipts, all
evidencing rights of like tenor with
respect to the Deposited Securities,
and all issued or to be issued upon
the terms and subject to the
conditions herein provided, which
shall govern the continuing
arrangement by the Depositary with
respect to initial deposits as well as
the rights of holders and Owners of
Receipts subsequent to such
deposits.
	The issuer of the
Receipts is deemed to be the legal
entity resulting from the agreement
herein provided for.
	The issuance of
Receipts against deposits generally
may be suspended, or the issuance
of Receipts against the deposit of
particular Shares may be withheld,
if such action is deemed necessary
or advisable by the Depositary at
any time and from time to time
because of any requirements of any
government or governmental body
or commission or for any other
reason.  The Depositary assumes no
liability with respect to the validity
or worth of the Deposited
Securities.
2.	TRANSFER OF
RECEIPTS.
	Until the surrender of
this Receipt in accordance with the
terms hereof, the Depositary will
maintain an office in the Borough
of Manhattan, The City of New
York, for the registration of
Receipts and transfers of Receipts
where the Owners of the Receipts
may, during regular business hours,
inspect the transfer books
maintained by the Depositary that
list the Owners of the Receipts.  The
transfer of this Receipt is registrable
on the books of the Depositary at its
Corporate Trust Office by the
holder hereof in person or by duly
authorized attorney, upon surrender
of this Receipt properly endorsed
for transfer or accompanied by
proper instruments of transfer and
funds sufficient to pay any
applicable transfer taxes, and the
fees and expenses of the Depositary
and upon compliance with such
regulations, if any, as the
Depositary may establish for such
purpose.  This Receipt may be split
into other such Receipts, or may be
combined with other such Receipts
into one Receipt, representing the
same aggregate number of
American Depositary Shares as the
Receipt or Receipts surrendered.
Upon such split or combination not
involving a transfer, a charge will be
made as provided herein.  The
Depositary may close the transfer
books at any time or from time to
time when deemed expedient by it
in connection with the performance
of its duties hereunder.
3.	PROOF OF
CITIZENSHIP OR RESIDENCE.
	The Depositary may
require any holder or Owner of
Receipts, or any person presenting
securities for deposit against the
issuance of Receipts, from time to
time, to file such proof of
citizenship or residence and to
furnish such other information, by
affidavit or otherwise, and to
execute such certificates and other
instruments as may be necessary or
proper to comply with any laws or
regulations relating to the issuance
or transfer of Receipts, the receipt
or distribution of dividends or other
property, or the taxation thereof or
of receipts or deposited securities,
and the Depositary may withhold
the issuance or registration of
transfer of any Receipt or payment
of such dividends or delivery of
such property from any holder,
Owner or other person, as the case
may be, who shall fail to file such
proofs, certificates or other
instruments.
4.	TRANSFERABILIT
Y RECORDOWNERSHIP.
	It is a condition of
this Receipt and every successive
holder and Owner of this Receipt by
accepting or holding the same
consents and agrees, that title to this
Receipt, when properly endorsed or
accompanied by proper instruments
of transfer, is transferable by
delivery with the same effect as in
the case of a negotiable instrument
provided, however, that prior to the
due presentation of this Receipt for
registration of transfer as above
provided, and subject to the
provisions of Article 9 below, the
Depositary, notwithstanding any
notice to the contrary, may treat the
person in whose name this Receipt
is registered on the books of the
Depositary as the absolute owner
hereof for the purpose of
determining the person entitled to
distribution of dividends and for
any other purpose.
5.	TAX LIABILITY.
	The Depositary shall
not be liable for any taxes or
governmental or other assessments
or charges that may become payable
in respect of the Deposited
Securities, but a ratable part of any
and all of the same, whether such
tax, assessment or charge becomes
payable by reason of any present or
future law, statute, charter
provision, bylaw, regulation or
otherwise, shall be payable by the
Owner hereof to the Depositary at
any time on request.  Upon the
failure of the holder or Owner of
this Receipt to pay any such
amount, the Depositary may sell for
account of such Owner an amount
of the Deposited Securities equal to
all or any part of the amount
represented by this Receipt, and
may apply the proceeds in payment
of such obligations, the Owner
hereof remaining liable for any
deficiency.
6.	REPRESENTATIO
NS AND WARRANTIES.
	Every person
presenting Shares for deposit shall
be deemed thereby to represent and
warrant that such Shares and each
certificate, if any, therefor are
validly issued, fully paid and
nonassessable, that such Shares
were not issued in violation of any
preemptive or similar rights of the
holders of any securities and that
the person making such deposit is
duly authorized so to do.  Every
such person shall also be deemed to
represent that the deposit of such
securities and the sale of American
Depositary Shares representing such
Shares by that person in the United
States are not restricted under the
Securities Act of 1933, as amended
the Securities Act of 1933.  Such
representations and warranties shall
survive the deposit of such
securities and issuance of Receipts.
	This Receipt is issued
subject, and all rights of the holder
or Owner hereof are expressly
subject, to the terms and conditions
set forth on both sides of this
Receipt, all of which form a part of
the agreement evidenced in this
Receipt and to all of which the
holder or Owner hereof by
accepting this Receipt consents.
7.	REPORTS OF
ISSUER OF DEPOSITED
SECURITIES VOTING RIGHTS.
	As of the date of the
establishment of the program for
issuance of Receipts by the
Depositary, the Depositary believed,
based on limited investigation, that
the issuer of the Deposited
Securities either i furnished the
Securities and Exchange
Commission the Commission with
certain public reports and
documents required by foreign law
or otherwise or ii published
information in English on its
Internet website at
httpwww.monexgroup.jp or another
electronic information delivery
system generally available to the
public in its primary trading market,
in either case in compliance with
Rule 12g32b under the Securities
and Exchange Act of 1934 as in
effect and applicable to that issuer
at that time.  However, the
Depositary does not assume any
duty to determine if the issuer of the
Deposited Securities is complying
with the current requirements of
Rule 12g32b or to take any action if
that issuer is not complying with
those requirements.
	The Depositary shall
be under no obligation to give
notice to the holder or Owner of this
Receipt of any meeting of
shareholders or of any report of or
communication from the issuer of
the Deposited Securities, or of any
other matter concerning the affairs
of such issuer, except as herein
expressly provided.  The Depositary
undertakes to make available for
inspection by holders and Owners
of the Receipts at its Corporate
Trust Office, any reports and
communication received from the
issuer of the Deposited Securities
that are both i received by the
Depositary as the holder of the
Deposited Securities and ii made
generally available to the holders of
the Deposited Securities by the
issuer thereof.  Such reports and
communications will be available in
the language in which they were
received by the Depositary from the
issuer of the Deposited Securities,
except to the extent, if any, that the
Depositary in its sole discretion
elects to both i translate into English
any of such reports or
communications that were not in
English when received by the
Depositary and ii make such
translations, if any, available for
inspection by holders and Owners
of the Receipts.  The Depositary has
no obligation of any kind to
translate any of such reports or
communications or to make such
translation, if any, available for
such inspection.
	The Depositary may,
in its discretion, exercise, in any
manner, or not exercise, any and all
voting rights that may exist in
respect of the Deposited Securities.
The Depositary may, but assumes
no obligation to, notify Owners of
an upcoming meeting of holders of
Deposited Securities or solicit
instructions from Owners as to the
exercise of any voting rights with
respect to the Deposited Securities.
Upon the written request of the
Owner of this Receipt and payment
to it of any expense involved, the
Depositary may, in its sole
discretion, but assumes no
obligation to, exercise any voting
rights with respect to the amount of
the Deposited Securities represented
by the American Depositary Shares
evidenced by this Receipt in
accordance with that request.
8.	DISTRIBUTIONS.
	Until the surrender of
this Receipt, the Depositary a shall
distribute or otherwise make
available to the Owner hereof, at a
time and in such manner as it shall
determine, any distributions of cash,
Shares or other securities or
property other than subscription or
other rights and b may distribute or
otherwise make available to the
Owner hereof, at a time and in such
manner as it shall determine, any
distributions of subscription or other
rights, in each case received with
respect to the amount of Deposited
Securities represented hereby, after
deduction, or upon payment of the
fees and expenses of the Depositary
described in Article 13 below, and
the withholding of any taxes in
respect thereof provided, however,
that the Depositary shall not make
any distribution for which it has not
received satisfactory assurances,
which may be an opinion of United
States counsel, that the distribution
is registered under, or is exempt
from or not subject to the
registration requirements of, the
Securities Act of 1933 or any other
applicable law.  If the Depositary is
not obligated, under the preceding
sentence, to distribute or make
available a distribution under the
preceding sentence, the Depositary
may sell such Shares, other
securities, subscription or other
rights, securities or other property,
and the Depositary shall distribute
the net proceeds of a sale of that
kind to the Owners entitled to them,
after deduction or upon payment of
the fees and expenses of the
Depositary described in Article 13
below and the withholding of any
taxes in respect thereof.  In lieu of
distributing fractional American
Depositary Shares for distributed
Shares or other fractional securities,
the Depositary may, in its
discretion, sell the amount of
securities or property equal to the
aggregate of those fractions.  In the
case of subscription or other rights,
the Depositary may, in its
discretion, issue warrants for such
subscription or other rights andor
seek instructions from the Owner of
this Receipt as to the disposition to
be made of such subscription or
other rights.  If the Depositary does
not distribute or make available to
Owners or sell distributed
subscription or other rights, the
Depositary shall allow those rights
to lapse.  Sales of subscription or
other rights, securities or other
property by the Depositary shall be
made at such time and in such
manner as the Depositary may deem
advisable.
	If the Depositary
shall find in its opinion that any
cash distribution is not convertible
in its entirety or with respect to the
Owners of a portion of the Receipts,
on a reasonable basis into U.S.
Dollars available to it in the City of
New York, or if any required
approval or license of any
government or agency for such
conversion is denied or is not
obtainable within a reasonable
period, the Depositary may in its
discretion make such conversion
and distribution in U.S. Dollars to
the extent possible, at such time and
rates of conversion as the
Depositary shall deem appropriate,
to the Owners entitled thereto and
shall with respect to any such
currency not converted or
convertible either i distribute such
foreign currency to the holders
entitled thereto or ii hold such
currency for the respective accounts
of such Owners uninvested and
without liability for interest thereon,
in which case the Depositary may
distribute appropriate warrants or
other instruments evidencing rights
to receive such foreign currency.
9.	RECORD DATES
ESTABLISHED BY
DEPOSITARY.
	Whenever any cash
dividend or other cash distribution
shall become payable or any
distribution other than cash shall be
made, or whenever rights shall be
offered, with respect to Deposited
Securities, or whenever the
Depositary shall receive notice of
any meeting of Owners of
Deposited Securities, or whenever it
is necessary or desirable to
determine the Owners of Receipts,
the Depositary will fix a record date
for the determination of the Owners
generally or the Owners of Receipts
who shall be entitled to receive such
dividend, distribution or rights, or
the net proceeds of the sale thereof,
to give instructions for the exercise
of voting rights at any such meeting
or responsible for any other purpose
for which the record date was set.
10.	CHANGES
AFFECTING DEPOSITED
SECURITIES.
	Upon i any change in
nominal value or any subdivision,
combination or any other
reclassification of the Deposited
Securities, or ii any recapitalization,
reorganization, sale of assets
substantially as an entirety, merger
or consolidation affecting the issuer
of the Deposited Securities or to
which it is a party, or iii the
redemption by the issuer of the
Deposited Securities at any time of
any or all of such Deposited
Securities provided the same are
subject to redemption, then and in
any such case the Depositary shall
have the right to exchange or
surrender such Deposited Securities
and accept and hold hereunder in
lieu thereof  other shares, securities,
cash or property to be issued or
delivered in lieu of or in exchange
for, or distributed or paid with
respect to, such Deposited
Securities.  Upon any such
exchange or surrender, the
Depositary shall have the right, in its
discretion, to call for surrender of
this Receipt in exchange upon
payment of fees and expenses of
the Depositary for one or more new
Receipts of the same form and tenor
as this Receipt, but describing the
substituted Deposited Securities.  In
any such case the Depositary shall
have the right to fix a date after
which this Receipt shall only entitle
the Owner to receive such new
Receipt or Receipts.  The
Depositary shall mail notice of any
redemption of Deposited Securities
to the Owners of Receipts, provided
that in the case of any redemption
of less than all of the Deposited
Securities, the Depositary shall
select in such manner as it shall
determine an equivalent number of
American Depositary Shares to be
redeemed and shall mail notice of
redemption only to the Owners of
Receipts evidencing those American
Depositary Shares.  The sole right of
the Owners of Receipts evidencing
American Depositary Shares
designated for redemption after the
mailing of such notice of
redemption shall be to receive the
cash, rights and other property
applicable to the same, upon
surrender to the Depositary and
upon payment of its fees and
expenses of the Receipts evidencing
such American Depositary Shares.
11.	LIABILITY OF
DEPOSITARY.
       The Depositary shall not
incur any liability to any holder or
Owner of this Receipt i if by reason
of any provisions of any present or
future law of the United States of
America, any state thereof, or of
any other country, or of any
governmental or regulatory
authority, or by reason of any
provision, present or future, of the
charter or articles of association or
similar governing document of the
issuer or of the Deposited
Securities, the Depositary shall be
prevented, delayed or forbidden
from or subjected to any civil or
criminal penalty or extraordinary
expenses on account of doing or
performing any act or thing which
by the terms hereof it is provided
shall be done or performed, ii by
reason of any nonperformance or
delay, caused as specified in clause
i above, in the performance of any
act or thing which by the terms of
this Receipt it is provided shall or
may be done or performed, iii by
reason of any exercise of, or failure
to exercise, any discretion provided
for herein, iv for the inability of any
Owner or holder to benefit from
any distribution, offering, right or
other benefit which is made
available to holders of Deposited
Securities but is not made available
to Owners or holders, v for any
special, consequential or punitive
damages for any breach of the
terms of this Receipt or vi arising
out of any act of God, terrorism or
war or any other circumstances
beyond its control.
       The Depositary shall not be
responsible for any failure to carry
out any requests to vote any
Deposited Securities or for the
manner or effect of any vote that is
cast either with or without the
request of any Owner, or for not
exercising any right to vote any
Deposited Securities.
       The Depositary does not
assume any obligation and shall not
be subject to any liability to holders
or Owners hereunder other than
agreeing to act without negligence or
bad faith in the performance of
such duties as are specifically set
forth herein.
       The Depositary shall be
under no obligation to appear in,
prosecute or defend, any action, suit
or other proceeding in respect of
any of the Deposited Securities or in
respect of the Receipts on behalf of
Owners or holders or any other
persons.  The Depositary shall not
be liable for any action or nonaction
by it in reliance upon the advice of
or information from legal counsel,
accountants or any other persons
believed by it in good faith to be
competent to give such advice or
information.
       The Depositary, subject to
Article 14 hereof, may itself
become the owner of and deal in
securities of any class of the issuer
of the Deposited Securities and in
Receipts of this issue.
12.	TERMINATION OF
AGREEMENT AND
SURRENDER OF THIS
RECEIPT.
	The Depositary may
at any time terminate the agreement
evidenced by this Receipt and all
other Receipts by mailing notice of
such termination to the Owners of
all Receipts then outstanding at their
addresses appearing upon the books
of the Depositary, at least thirty
days prior to the date fixed in such
notice for termination.  On and after
such date of termination the Owner
hereof, upon surrender of this
Receipt at the Corporate Trust
Office of the Depositary, will be
entitled to delivery of the amount of
the Deposited Securities represented
hereby upon the same terms and
conditions, and upon payment of a
fee at the rates provided herein with
respect to the surrender of this
Receipt for Deposited Securities and
on payment of applicable taxes and
charges.  The Depositary may
convert any dividends received by it
in cash after the termination date
into U.S. Dollars as herein provided,
and after deducting therefrom the
fees of the Depositary and referred
to herein and any taxes and
governmental charges and shall
thereafter hold the balance of said
dividends for the pro rata benefit of
the Owners of the respective
Receipts.  As to any Receipts not so
surrendered within thirty days after
such date of termination the
Depositary shall thereafter have no
obligation with respect to the
collection or disbursement of any
subsequent dividends or any
subscriptions or other rights
accruing on the Deposited
Securities.  After the expiration of
three months from such date of
termination the Depositary may sell
any remaining Deposited Securities
in such manner as it may determine,
and may thereafter hold uninvested
the net proceeds of any such sale or
sales together with any dividends
received prior to such sale or the
U.S. Dollars received on conversion
thereof, unsegregated and without
liability for any interest thereon, for
the pro rata benefit of the Owners
of the Receipts that have not
theretofore been surrendered for
cancellation, such Owners
thereupon becoming general
creditors of the Depositary with
respect to such net proceeds.  After
making such sale, or if no such sale
can be made after the expiration of
one year from such date of
termination, the Depositary shall be
discharged from all obligations
whatsoever to the holders and
Owners of the Receipts except to
make distribution of the net
proceeds of sale and of such
dividends after deducting all fees,
charges and expenses of the
Depositary or of the Deposited
Securities, in case no sale can be
made, upon surrender of the
Receipts.
13.	CERTAIN FEES
AND CHARGES OF THE
DEPOSITARY.
	The Depositary may charge
any party depositing or withdrawing
Shares, any party transferring or
surrendering Receipts, any party to
whom Receipts are issued including
issuance pursuant to a stock
dividend or stock split or an
exchange of stock or distribution
pursuant to Articles 8 or 10 or
Owners, as applicable, i fees for the
delivery or surrender of Receipts
and deposit or withdrawal of
Shares, ii fees for distributing cash,
Shares or other property received in
respect of Deposited Securities, iii
taxes and other governmental
charges, iv registration or custodial
fees or charges relating to the
Shares, v cable, telex and facsimile
transmission expenses, vi foreign
currency conversion expenses and
fees, vii depositary servicing fees
and viii any other fees or charges
incurred by the Depositary or its
agents in connection with the
Receipt program.  The Depositarys
fees and charges may differ from
those of other depositaries.  The
Depositary reserves the right to
modify, reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof.  The Depositary will
provide, without charge, a copy of
its latest schedule of fees and
charges to any party requesting it.
	The Depositary may
charge fees for receiving deposits
and issuing Receipts, for delivering
Deposited Securities against
surrendered Receipts, for transfer of
Receipts, for splits or combinations
of Receipts, for distribution of each
cash or other distribution on
Deposited Securities, for sales or
exercise of rights, or for other
services performed hereunder.  The
Depositary reserves the right to
modify, reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof.  The Depositary will
provide, without charge, a copy of
its latest fee schedule to any party
requesting it.
14.	PRERELEASE OF
RECEIPTS.
	Notwithstanding any
other provision of this Receipt, the
Depositary may execute and deliver
Receipts prior to the receipt of
Shares PreRelease. The Depositary
may deliver Shares upon the receipt
and cancellation of Receipts which
have been PreReleased, whether or
not such cancellation is prior to the
termination of such PreRelease or
the Depositary knows that such
Receipt has been PreReleased.  The
Depositary may receive Receipts in
lieu of Shares in satisfaction of a
PreRelease.  Each PreRelease will
be a preceded or accompanied by a
written representation from the
person to whom Receipts or Shares
are to be delivered that such person,
or its customer, owns the Shares or
Receipts to be remitted, as the case
may be, b at all times fully
collateralized with cash or such
other collateral as the Depositary
deems appropriate, c terminable by
the Depositary on not more than
five 5 business days notice, and
d subject to such further indemnities
and credit regulations as the
Depositary deems appropriate.  The
number of American Depositary
Shares which are outstanding at any
time as a result of PreReleases will
not normally exceed thirty percent
30% of the Shares deposited with
the Depositary provided, however,
that the Depositary reserves the right
to change or disregard such limit
from time to time as it deems
appropriate.
	The Depositary may
retain for its own account any
compensation received by it in
connection with the foregoing.
15.	COMPLIANCE
WITH U.S. SECURITIES LAWS.
	Notwithstanding any
terms of this Receipt to the contrary,
the Depositary will not exercise any
rights it has under this Receipt to
prevent the withdrawal or delivery
of Deposited Securities in a manner
which would violate the United
States securities laws including, but
not limited to, Section 1A1 of the
General Instructions to the Form F6
Registration Statement, as amended
from time to time, under the
Securities Act of 1933.
16.	GOVERNING LAW
VENUE OF ACTIONS JURY
TRIAL WAIVER.
	This Receipt shall be
interpreted and all rights hereunder
and provisions hereof shall be
governed by the laws of the State of
New York.
	All actions and
proceedings brought by any Owner
or holder of this Receipt against the
Depositary arising out of or relating
to the Shares or other Deposited
Securities, the American Depositary
Shares or the Receipts, or any
transaction contemplated herein,
shall be litigated only in courts
located within the State of New
York.
	EACH OWNER AND
HOLDER HEREBY
IRREVOCABLY WAIVES, TO
THE FULLEST EXTENT
PERMITTED BY APPLICABLE
LAW, ANY RIGHT IT MAY HAVE
TO A TRIAL BY JURY IN ANY
SUIT, ACTION OR PROCEEDING
AGAINST THE DEPOSITARY
DIRECTLY OR INDIRECTLY
ARISING OUT OF OR RELATING
TO THE SHARES OR OTHER
DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY
SHARES OR THE RECEIPTS, OR
ANY TRANSACTION
CONTEMPLATED HEREIN, OR
THE BREACH HEREOF,
INCLUDING WITHOUT
LIMITATION, ANY QUESTION
REGARDING EXISTENCE,
VALIDITY OR TERMINATION
WHETHER BASED ON
CONTRACT, TORT OR ANY
OTHER THEORY.
17.	AMENDMENT OF
RECEIPTS.
       The form of the Receipts
and the agreement created thereby
may at any time and from time to
time be amended by the Depositary
in any respect which it may deem
necessary or desirable. Any
amendment which shall prejudice
any substantial existing right of
Owners shall not become effective
as to outstanding Receipts until the
expiration of thirty 30 days after
notice of such amendment shall
have been given to the Owners of
outstanding Receipts provided,
however, that such thirty 30 days
notice shall in no event be required
with respect to any amendment
which shall impose or increase any
taxes or other governmental
charges, registration fees, cable,
telex or facsimile transmission
costs, delivery costs or other such
expenses. Every Owner and holder
of a Receipt at the time any
amendment so becomes effective
shall be deemed, by continuing to
hold such Receipt, to consent and
agree to such amendment and to be
bound by the agreement created by
Receipt as amended thereby. In no
event shall any amendment impair
the right of the Owner of any
Receipt to surrender such Receipt
and receive therefor the amount of
Deposited Securities represented by
the American Depositary Shares
evidenced thereby, except in order
to comply with mandatory
provisions of applicable law.